                        AGREEMENT FOR SALE AND PURCHASE
                              OF BUSINESS ASSETS


DATE:           December 7, 1994

PARTIES:        COMMISSARY CASH & CARRY, INC.,                      ("Seller")
                a Washington corporation
                1155 NW Ballard Way
                Seattle, Washington

                DENNIS HAMPER                                      ("Principal
                9047 22nd Ave. N.W.                      Selling Shareholder")
                Seattle, Washington  98117

                GREG HAMPER                                        ("Principal
                2519 N.W. North Beach Drive              Selling Shareholder")
                Seattle, Washington  98117

                UNITED GROCERS, INC.,                                ("Buyer")
                an Oregon corporation
                PO Box 22187
                Portland OR 97269-2187


RECITALS:

    A. Seller operates a business primarily engaged in the operation of cash and carry food service stores. Seller's principal place of business is 1155 NW Ballard Way, Seattle, Washington. Seller owns equipment, inventories, accounts, leasehold interests, and miscellaneous assets used in connection with the operation of its business.

    B. Buyer desires to acquire substantially all the assets used or useful, or intended to be used, in the operation of Seller's business, and Seller desires to sell such assets to Buyer.


AGREEMENT:

SECTION 1.      ASSETS PURCHASED; LIABILITIES ASSUMED

          1.1 Assets Purchased. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the following assets ("Assets"):

                (a) All equipment, accounts receivable, furniture, and fixtures listed on attached Exhibit "A," together with any replacements or additions to the equipment, etc., made prior to the closing date ("Closing Date" or "Closing").

                (b) All saleable and merchantable inventories of supplies and merchandise owned by Seller, together with any replacements or additions to the inventories made prior to the Closing Date, but excluding inventory disposed of in the ordinary course of Seller's business and items that are out of date or within five (5) days of said date.

                (c) All equipment leases, real property leases, distributorship agreements, and other contracts listed on Exhibit "B." Seller agrees to obtain from lessor a consent to the assignment and an acknowledgment of full performance by Seller of all of said obligations to be paid and/or performed by Seller under said leases up to the date of Closing.

                (d) Leasehold improvements installed by Seller on the premises that are the subject of the lease agreements identified on Exhibit "B."

                (e) All of Seller's rights under sales orders and contracts of sale for merchandise inventory to which Seller is a party and all of Seller's rights under purchase orders and contracts for the purchase of merchandise to which Seller is a party, including those entered into in the ordinary course of business prior to the Closing Date.

                (f)  Seller's name.

          1.2 Liabilities Assumed. Buyer shall accept the assignment and assume responsibility for all unfilled orders from customers of Seller assigned to Buyer pursuant to Section 1.1(e) shall assume responsibility of payment for purchase orders for inventory items that have been placed by Seller before the Closing Date, but that will not be delivered until after the Closing Date, and shall assume and perform all of Seller's obligations arising subsequent to the Closing Date under the leases, distributorship agreements, and other contracts listed on Exhibit "B."

SECTION 2.      EXCLUDED ASSETS

    Excluded from this sale and purchase are Seller's accounts receivable, except for those listed on Exhibit "A," cash, notes receivable, and any other assets of the business not specified in Section 1.1.

SECTION 3.      PURCHASE PRICE FOR ASSETS OTHER THAN INVENTORIES

    The purchase price ("Purchase Price") for the Assets, excluding inventories, shall be $456,101.43, allocated as follows:

    Accounts Receivable                 $301,526.63

    Leasehold Improvements              $ 21,972.80

    Equipment, Contracts and Leases,
          and Other Personal
          Property                      $132,602.00


                      TOTAL             $456,101.43

SECTION 4.      PURCHASE PRICE FOR INVENTORIES

    Immediately before Closing, Seller will cause to be taken a closing inventory of merchandise. The inventory shall be taken by Linnea Inventory Service or such another independent inventory service selected by mutual agreement of the parties. The parties shall share the cost of such service equally, and each party may audit the inventory as the parties reasonably desire. The inventory counting shall be completed prior to the transfer of possession or else such transfer shall be delayed until the inventory counting is, in fact, completed. If either party wrongfully causes a delay, that party shall be responsible for any damages arising therefrom. Any dispute between the parties concerning the counting and/or pricing of the inventory shall be referred to an independent party to be selected by mutual agreement. The decision of such third party shall be conclusive on and binding upon the Buyer and Seller.

    The Purchase Price for Seller's inventory of merchandise and supplies, excluding obsolete and out of date inventory, shall be computed at retail less
17.8 percent, except for cigarettes which shall be valued at Seller's cost.
By reason of the above inventory valuation formula, Seller shall make no changes or modifications in its inventory pricing program without the consent of Buyer.

SECTION 5.      PAYMENT OF PURCHASE PRICE

    The Purchase Price for the Assets and the inventories shall be paid as follows:

          5.1  By wire transfer or cashiers' check to Seller at Closing.

SECTION 6.      ADJUSTMENTS

    The operation of Seller's business and related income and expenses up to the close of business on the day before the Closing Date shall be for the account of Seller and thereafter for the account of Buyer. Expenses, including, but not limited to, utilities, personal property taxes, rents, and real property taxes, with respect to Assets transferred herein, shall be pro-rated between Seller and Buyer as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within 45 days following the Closing Date.

SECTION 7.      OTHER AGREEMENTS

    At Closing, the parties shall execute the following additional agreements:

          7.1 The lease assignment agreement between Buyer and Principal Selling Shareholder (hereinafter collectively referred to as "Selling Shareholder"), attached as Exhibit "C," pertaining to all the cash and carry warehouse locations from which Seller operates its business.

          7.2 The noncompetition agreements between Buyer and Selling Shareholder, attached as Exhibits "D-1" and "D-2."

SECTION 8.      SELLER'S REPRESENTATIONS AND WARRANTIES

    Seller represents and warrants to Buyer as follows:

          8.1 Corporate Existence. Seller is now and on the Closing Date will be a corporation duly organized and validly existing under the laws of the state of Washington. Seller has all requisite corporate power and authority to own, operate, and/or lease the Assets, as the case may be, and to carry on its business as now being conducted.

          8.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders of Seller, and this Agreement constitutes a valid and binding Agreement of Seller in accordance with its terms.

          8.3 Financial Statements. Seller has delivered to Buyer year-end financial statements for Seller's fiscal years ended June 30, 1992, June 30, 1993, and June 30, 1994, and will deliver to Buyer financial statements for all additional interim periods ending before the Closing Date. The financial statements that have been or will be delivered are in accordance with the books and records of Seller and are true, correct, and complete; fairly present the financial conditions of Seller at the dates of such financial statements and the results of its operations for the periods then ended; and were prepared in accordance with accounting principles applied on a basis consistent with prior accounting periods. Except as described in this Agreement, since the close of Seller's last fiscal year and the date, there has been no material adverse change in the financial condition of Seller.

          8.4 Title to Assets. Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, or encumbrances.

          8.5 Brokers and Finders. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

          8.6 Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement by Seller and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

          8.7 Labor Agreements and Disputes. Seller is neither a party to, nor otherwise subject to, any collective bargaining or other agreement governing the wages, hours, and terms of employment of Seller's employees. Seller is not aware of any labor dispute or labor trouble involving employees of Seller, nor has there been any such dispute or trouble during the five (5) years preceding the date of this Agreement.

          8.8  Employee Matters.

                (a) Prior to Closing, Seller will deliver to Buyer a list of the names of all persons on the payroll of Seller, together with a statement of amounts paid to each during Seller's most recent fiscal year and amounts paid for services from the beginning of the current fiscal year to the Closing Date. Seller will also provide Buyer with a schedule of all employee bonus arrangements and a schedule of other material compensation or personnel benefits or policies in effect.

                (b) Seller will terminate all of its employees and will pay each employee all compensation then due, including, but not limited to, wages, commissions earned up to the time of termination, which shall be as of the close of business the day before the Closing Date, vacation, sick time, including overtime pay, or any other form of compensation due to said employees on their termination. Seller will pay all withholding taxes and payroll obligations that have accrued as of the date of termination.

                (c) Buyer shall not be precluded nor have any obligation under this Agreement of sale or any other agreement to employ Seller's terminated employees in connection with Buyer's future operations. Buyer will not assume any labor agreement in effect or binding on Seller regarding persons employed by Seller in connection with Seller's operation of the property. Seller shall defend and hold Buyer harmless for all grievances or claims, as further described below, of any nature arising out of such labor agreement or the employment relationship between Seller and its employees.

                It is expressly understood that neither Buyer nor Seller has the right to control, direct or influence the labor relations policies or activities of the other; and that neither shall be considered to be the labor relations agent or representative of the other; and that neither shall be responsible for the acts of the other's agents, employees, or representatives which affect either party's respective employees, specifically including Seller's employees at the property who shall be terminated by Seller prior to Closing.

                At all times subsequent to Closing, Buyer shall have the sole and exclusive authority and responsibility to operate and manage the Assets and to employ and direct its own work force, and the sole and exclusive responsibility to comply with all laws governing the employment relationship. At all times prior to Closing, Seller will have the sole and exclusive authority and responsibility to operate and manage the property and to employ and direct its own work force, the sole and exclusive responsibility to comply with all laws governing the employment relationship, and the sole and exclusive responsibility to observe the terms of any collective bargaining agreement(s) covering its employees.

                Seller shall be solely liable for, and shall independently undertake to defend, any and all unfair labor practice charges, grievances, judicial actions, or other employee or union claims based on conduct alleged to have been committed by its employees, agents, or supervisors at any time, Buyer shall be solely liable for, and shall independently undertake to defend, any and all unfair labor practice charges, grievances, judicial actions, or other employee or union claims based on conduct alleged to have been committed by its employees, agents or supervisors at any time. However, each party will cooperate in good faith with the other in the investigation and defense of any unfair labor practice charge, grievance, judicial action or other employee or union claim which may be filed against any one of them, jointly or separately.


          8.9 Noncancellable Contracts. At the time of Closing, there will be no material leases, employment contracts, contracts for services or maintenance, or other similar contracts existing or relating to or connected with the operation of Seller's business not cancelable within 30 days, except those Agreements listed on Exhibit "B."

          8.10 Discrimination, Environmental Protections, Occupational Safety and Other Statutes and Regulations.

                (a) To the best of Seller's knowledge, Seller is presently and has at all times in the past been in compliance with all rules, regulations and orders of each federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality with jurisdiction over Seller or Seller's operations on or off Seller's premises, including, but not limited to, all environmental and safety laws, rules and regulations with respect to Seller's real and personal property (including the Premises) and with respect to the proper disposition, on or off Seller's premises, of all hazardous wastes and controlled substances.

                (b) None of the local, state or federal governments have alleged that Seller is not in compliance with any law, rule, regulation or order; none of the federal Environmental Protection Agency, the Washington agency or agencies having jurisdiction over environmental matters, any other state environmental agency, or the Occupational Safety and Health Administration is engaged in an investigation of Seller with regard to its operations on or off of Seller's business premises or the condition of Seller's business premises.

          8.11 Litigation. Seller has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of the Assets being conveyed under this Agreement.

          8.12 Accuracy of Representations and Warranties. None of the representations or warranties of Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller knows of no fact that has resulted, or that in the reasonable judgment of Seller will result, in a material change in the business, operations, or assets of Seller that has not been set forth in this Agreement or otherwise disclosed to Buyer.

          8.13 Leases. Seller represents and warrants that the leases transferred to Buyer pursuant to this Agreement are in full force and effect and have not been modified or altered and that Seller has performed all obligations to be performed thereunder and no default exists nor event or condition exists, that, with the passage of time and the giving of notice, would constitute a default thereunder.

SECTION 9.      REPRESENTATIONS OF BUYER

    Buyer represents and warrants as follows:

          9.1 Corporate Existence. Buyer is a corporation duly organized and validly existing under the laws of the state of Oregon. Buyer has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          9.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders of Buyer, and this Agreement constitutes a valid and binding Agreement of Buyer in accordance with its terms.

          9.3 Brokers and Finders. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

          9.4 Accuracy of Representations and Warranties. None of the representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

SECTION 10.     COVENANTS OF SELLER

          10.1 Seller's Operation of Business Prior to Closing. Seller agrees that between the date of this Agreement and the Closing Date, Seller will:

                (a) Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Seller.

                (b) Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.

                (c) Maintain all its Assets other than inventories in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained.

          10.2 Access to Premises and Information. At reasonable times before the Closing Date, Seller will provide Buyer and its representatives with reasonable access during business hours to the Assets, titles, contracts, and records of Seller and furnish such additional information concerning Seller's business as Buyer, from time to time, may reasonably request.

          10.3  Employee Matters.

                (a) Before Closing, Seller will deliver to Buyer a list of the names of all persons on the payroll of Seller, together with a statement of amounts paid to each during Seller's most recent fiscal year and amounts paid for services from the beginning of the current fiscal year to the Closing Date. Seller will also provide Buyer with a schedule of all employee bonus arrangements and a schedule of other material compensation or personnel benefits or policies in effect.

                (b) Before the Closing Date, Seller will not, without Buyer's prior written consent, enter into any material agreement with its employees, increase the rate of compensation or bonus payable to or to become payable to any employee, or effect any changes in the management, personnel policies, or employee benefits, except in accordance with existing employment practices.

                (c) Seller will undertake all action necessary or appropriate to permit Buyer, if Buyer so desires, to take over Seller's pension and profit-sharing plan as a successor employer, and will cooperate with Buyer with respect to this undertaking.

                (d) As of the Closing Date, Seller will terminate all of its employees not having employment agreements transferable to Buyer and will pay each employee all wages, commissions, and accrued vacation pay earned up to the time of termination, including overtime pay.

          10.4 Change of Name. On or before the Closing Date, Seller will take all action necessary or appropriate to permit Buyer to legally commence use of Seller's name on the Closing Date.

          10.5 Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement and to consummate and complete this Agreement. Seller will cause to be amended its Articles of Incorporation changing its corporate name and thereby authorizing Buyer to acquire the same.


SECTION 11.     COVENANTS OF BUYER

          11.1 Conditions and Best Efforts. Buyer will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

          11.2 Confidential Information. If for any reason the sale of Assets is not closed, Buyer will not disclose to third parties any confidential information received from Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

SECTION 12.     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

    The obligation of Buyer to purchase the Assets is subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:

          12.1 Representations, Warranties, and Covenants of Seller. All representations and warranties made in this Agreement by Seller shall be true as of the Closing Date, as fully as though such representations and warranties had been made on and as of the Closing Date, and, as of the Closing Date, Seller shall not have violated or shall not have failed to perform in accor-dance with any covenant contained in this Agreement.

          12.2 Licenses and Permits. Buyer shall have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of the business of Seller.

          12.3 Consents. Buyer shall have obtained the consent of the companies identified on Exhibit "B" to permit Buyer to act as a distributor of the products of such companies on substantially the same basis as such products have been distributed by Seller. Buyer's waiver of this consent requirement with respect to any distributorship agreement shall be deemed to exclude that agreement from the Assets to be conveyed to Buyer.

          12.4 Conditions of the Business. There shall have been no material adverse change in the manner of operation of Seller's business before the Closing Date.

          12.5 Opinion of Counsel for Seller. Seller shall have furnished Buyer with an opinion of counsel for Seller in form and substance reasonably satisfactory to Buyer's counsel to the effect that (1) the representations and warranties contained in Sections 8.1 and 8.2 are true; and (2) the instruments of conveyance and transfer to be delivered to Buyer at Closing are effective to vest in Buyer all of Seller's right, title, and interest in and to the Assets.

          12.6 No Suits or Actions. At the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

SECTION 13.     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLING
                SHAREHOLDER

    The obligations of Seller and Selling Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by Seller:

          13.1 Representation, Warranties, and Covenants of Buyer. All representations and warranties made in this Agreement by Buyer shall be true as of the Closing Date, as fully as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

SECTION 14.     RISK OF LOSS

    The risk of loss, damage, or destruction to any of the equipment, inventory, or other personal property to be conveyed to Buyer under this Agreement shall be borne by Seller to the time of Closing. In the event of such loss, damage, or destruction, Seller, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition before the damage. If replacement, repairs, or restorations are not completed before Closing, then the Purchase Price shall be adjusted by an amount agreed upon by Buyer and Seller that will be required to complete the replacement, repair, or restoration following Closing. If Buyer and Seller are unable to agree, then either party hereto may, at its sole option and notwithstanding any other provision of this Agreement, upon notice to the other, may rescind this Agreement and declare it to be of no further force and effect, in which event there shall be no Closing of this Agreement and all the terms and provisions of this Agreement shall be deemed null and void. If, before Closing, any of the real properties that are the subject of the leases mentioned in Section 7.1 are damaged or destroyed, then Buyer may rescind this Agreement in the manner provided above, unless arrangements for repair satisfactory to all parties involved are made prior to Closing.

SECTION 15.     INDEMNIFICATION AND SURVIVAL

          15.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge before Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall terminate five (5) years from the Closing Date, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

          15.2  Seller's Indemnification.

                (a) Seller hereby agrees to indemnify and hold Buyer, its successors, and assigns harmless from and against:

                      1. Any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Seller's business prior to the close of business on the day before the Closing Date, except for claims, liabilities, and obligations of Seller expressly assumed by Buyer under this Agreement or paid by insurance maintained by Seller or Buyer.

                      2. Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement.

                (b) Seller's indemnity obligations under Section 15.2(a) shall be subject to the following:

                      1. If any claim is asserted against Buyer that would give rise to a claim by Buyer against Seller for indemnification under the provisions of this paragraph, then Buyer shall promptly give written notice to Seller concerning such claim and Seller shall, at no expense to Buyer, defend the claim.

          15.3 Buyer's Indemnification. Buyer agrees to defend, indemnify, and hold harmless Seller from and against:

                (a) Any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the business following Closing or arising out of Buyer's failure to perform obligations of Seller assumed by Buyer pursuant to this Agreement.

                (b) Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement.

SECTION 16.     CLOSING

          16.1 Time and Place. This Agreement shall be closed at the offices of Buyer at 6433 SE Lake Road, Portland, Oregon, on the 9th day of January, 1995, or at such other time as the parties may agree in writing. If Closing has not occurred on or before January 3, 1995, then either party may elect to terminate this Agreement. If, however, the Closing has not occurred because of a breach of contract by one or more parties, the breaching party or parties shall remain liable for breach of contract.

          16.2 Obligations of Seller and Selling Shareholder at the Closing. At the Closing and coincidentally with the performance by Buyer of its obligations described in Section 16.3, Seller and Selling Shareholder shall deliver to Buyer the following:

                (a) Bills of sale, assignments, consents to assignment, properly endorsed certificates of title, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for Buyer, necessary to transfer and convey all of the Assets to Buyer.

                (b)  The noncompetition agreement described in Section 7.2.

                (c) The lease assignments described, together with consents to assignments by lessors.

                (d)  The opinion of Seller's counsel described in Section
12.6.

                (e) A cashier's check or a certified check for prorated items owing to Buyer.

                (f) Possession of the business facilities to be conveyed pursuant to this Agreement.

                (g) Such other certificates and documents as may be called for by the provisions of this Agreement.

          16.3 Obligations of Buyer at the Closing. At the Closing and coincidentally with the performance by Seller and Selling Shareholder of their obligations described in Section 16.2, Buyer shall deliver to Seller the following:

                (a) A cashier's check or wire transfer in the amount specified in Section 5.

                (b) A cashier's check or a certified check for prorated items owed to Seller, if any.

                (c) Such other certificates and documents as may be called for by the provisions of this Agreement.

SECTION 17.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

          17.1 Books and Records. This sale does not include the books of account and records of Seller's business. However, possession and custody of such books and records, except for Seller's general ledger, may be retained by Buyer at the place of business Buyer is acquiring from Seller under this Agreement for a period of 12 months. During this period, Seller or its agents shall have access to such books and records and may make copies thereof.
Buyer will exercise reasonable care in the safekeeping of such records.
Seller shall retain its general ledger but shall make it available for inspection by Buyer from time to time upon reasonable request.

          17.2 Seller's Right to Pay. In the event Buyer fails to make any payment of taxes, assessments, insurance premiums, or other charges that Buyer is required to pay to third parties under this Agreement, Seller shall have the right, but not the obligation, to pay the same. Buyer will reimburse Seller for any such payment immediately upon Seller's demand. Any such payment by Seller shall not constitute a waiver by Seller of any remedy available by reason of Buyer's default for failure to make the payments.

SECTION 18.     DEFAULT

          18.1 Remedies. If Buyer fails to perform any of the terms, covenants, conditions, or obligations of this Agreement, time of payment and performance being of the essence, then Seller, subject to the requirements of the notice provided in Section 18.2, shall have the right to exercise any remedies available at law to the Seller.

          18.2 Notice of Default. Buyer shall not be deemed in default for failure to perform the terms, covenants, and conditions of this Agreement, until notice of the default has been given to Buyer and Buyer has failed to remedy the default within ten (10) days after the notice.

SECTION 19.     TERMINATION OF AGREEMENT

          19.1 By Mutual Consent. This Agreement may be terminated by mutual written consent of Buyer and Seller.

          19.2 Breach of Representations and Warranties; Failure of Conditions. Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement if:

                (a) The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within 20 days after written notice to such other party specifying in detail such asserted error, misstatement, or omission, or by the Closing Date, whichever first occurs.

SECTION 20.     MISCELLANEOUS

          20.1 Notices. Any notice or other communication required or permitted to be given under this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

          Seller:           Commissary Cash & Carry, Inc.
                            9047 22nd Avenue NW
                            Seattle WA 98117

                Attention:  Dennis Hamper

                With a copy to:

                            Greg Lawless
                            2401 N.W. 65th
                            P.O. Box 70567
                            Seattle, Washington  98107
          Buyer:            United Grocers, Inc.
                            PO Box 22187
                            Portland OR 97269-2187

                Attention:  John W. White

                With a copy to:

                            John H. Arenz
                            1200 SW Main Building
                            Portland OR 97205-2039

Any notice or other communication shall be deemed to be given at the expiration of the five (5) days after the date of deposit in the United States mail. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 20.1.

          20.2 Attorney Fees. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.

          20.3 Sales, Use, Transfer Tax. Any and all sales, use, transfer, or excise taxes due and payable incident to this transaction shall be divided equally between Buyer and Seller; however, Buyer's obligations hereunder shall be limited to $8,800.

          20.4 Amendments. This Agreement may be amended only by an instrument, in writing, executed by all the parties.

          20.5 Headings. The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

          20.6 Entire Agreement. This Agreement (including the exhibits) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.
          20.7 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          20.8 Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

          20.9 Waiver. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

          20.10 Gender. Any indication of gender of a party in this Agreement shall be modified, as required, to fit the gender of the party or parties in question.

          20.11 Further Assurances. From time to time, each of the parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

          20.12 Time of Essence. Time is of the essence for each and every provision of this Agreement.

          20.13 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

          20.14 Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

          20.15 Exhibits. The exhibits referenced in this Agreement are a part of this Agreement, as if fully set forth in this Agreement.

          20.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington.

          20.17 Venue. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the federal or state courts in Seattle, Washington.

          20.18 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration in Seattle, Washington, in accordance with RCW 7.04.010, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first herein written.

    Seller:                       Commissary Cash & Carry, Inc.


                                  By /s/Dennis Hamper
                                  Title:  President


    Principal
    Selling Shareholder:    /s/ Dennis Hamper


    Principal
    Selling Shareholder:    /s/Greg Hamper



    Buyer:                        United Grocers, Inc.


                                  By /s/ Alan Jones

                                  Title:  President



List of Exhibits:

    "A"         Assets Purchased
    "B"         Leasehold Improvements
    "C"         Lease Assignments and Consents to Assignments
    "D-1" Noncompetition Agreement
    "D-2" Noncompetition Agreement

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